UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2017

PSYCHEMEDICS CORPORATION

(Exact Name of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13738	58-1701987
(Commission File Number)	(I.R.S. Employer Identification No.)

125 Nagog Park, Acton, Massachusetts	01720
(Address of Principal Executive Offices)	(Zip Code)

(978) 206-8220

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 4, 2017. Psychemedics Corporation (the “Company”) held its Annual Meeting of Stockholders. The final results for each of the matters submitted to a vote of stockholders at the meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement on Form DEF 14A, filed with the U.S. Securities and Exchange Commission on March 30, 2017 (the “Proxy Statement”).

Proposal No. 1. Election of Directors. The stockholders elected five directors to serve until the Company’s 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Nominees	For	Withheld	Broker Non-Votes
Raymond C. Kubacki	2,989,578	7,242	1,858,962
A. Clinton Allen	2,893,227	12,593	1,858,962
Harry Connick	2,882,750	23,070	1,858,962
Walter S. Tomenson, Jr.	2,892,423	13,397	1,858,962
Fred J. Weinert	2,892,757	13,063	1,858,962

Proposal No. 2. Advisory Vote on Executive Compensation. The stockholders approved a non-binding advisory resolution to approve executive compensation, as described in the Proxy Statement, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
2,690,699	199,089	16,032	1,858,962

Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes
4,750,093	7,954	6,735	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHEMEDICS CORPORATION
Dated: May 5, 2017

	By:	/s/ Neil L. Lerner
Neil L. Lerner,
Vice President - Finance